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                                                                    Exhibit 99.3

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                    BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                            FROM BENEFICIAL OWNER OF
                       REMINGTON PRODUCTS COMPANY, L.L.C.
                                      AND
                            REMINGTON CAPITAL CORP.
                11% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
                                      AND
                11% SERIES C SENIOR SUBORDINATED NOTES DUE 2006

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus, dated      ,
2001 (the "Prospectus") of Remington Products Company, L.L.C., a Delaware limited liability company ("Remington"), and Remington Capital Corp., a Delaware corporation (together with Remington, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 11% Series B Senior Subordinated Notes Due 2006 and 11% Series C Senior Subordinated Notes Due 2006 (the "Old Notes"), held by you for the account of the undersigned.

   The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $       of the 11% Series B Senior Subordinated Notes Due 2006

     $       of the 11% Series C Senior Subordinated Notes Due 2006

   With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

[_]TO TENDER the following 11% Series B Senior Subordinated Notes Due 2006 held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF SERIES B NOTES TO BE TENDERED, IF ANY):

[_]TO TENDER the following 11% Series C Senior Subordinated Notes Due 2006 held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF SERIES C NOTES TO BE TENDERED, IF ANY):

[_]NOT TO TENDER any Old Notes held by you for the account of the undersigned.

   If the undersigned instruct you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized: (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state)
                 , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters
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to third parties which set forth the principals upon which the Issuers have based their belief that parties who are not affiliates of the Issuers within the meaning of Rule 405 under the Act or broker-dealers who acquired the Exchange Notes for the purpose of distributing them, may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Act and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Issuers; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

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                                   SIGN HERE

   Name of beneficial owner(s): _______________________________________

   Signature(s): ______________________________________________________

   Name (please print): _______________________________________________

   Address: ___________________________________________________________

        _______________________________________________________________

        _______________________________________________________________

   Telephone number: __________________________________________________

   Taxpayer Identification or Social Security Number: _________________

   Date: ______________________________________________________________


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